As filed with the Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATELLOS BIOSCIENCE INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2800

Toronto, Ontario, ON M5J 2J1

Telephone: (647) 660-1780

(Address of Principal Executive Offices) (Zip Code)

Satellos Bioscience Inc. Omnibus Equity Incentive Plan

Satellos Bioscience Inc. Second Amended and Restated Stock Option Plan (2023)

(Full title of the plan)

Satellos Bioscience US, Inc.
6 Liberty Square 2089

Boston, Massachusetts 02109

(Name and address of agent for service)

(647) 660-1780

(Telephone number, including area code, of agent for service)

Copies to:

John Rudy Allyson Wilkinson Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Cheryl Reicin Matthew Imrie Mintz LLP Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2800 Toronto, Ontario M5J 2J3 Canada (647) 499-2828	Elizabeth Williams, CPA, CA Satellos Bioscience Inc. Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2800 Toronto, Ontario M5J 2J1 Canada (647) 660-1780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 of Part I of this registration statement on Form S-8 (the “registration statement”) will be included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”), and the instructions to Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I of this registration statement will be included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act, the rules and regulations of the Commission, and the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Satellos Bioscience Inc. (the “Registrant”) is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith files reports and other information with the Commission. The Registrant hereby incorporates by reference into this registration statement the following documents that have been previously filed (not furnished) with the Commission:

(a)	The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the Commission on March 27, 2026 pursuant to Section 15(d) under the Exchange Act; and

(b)	The description of the Registrant’s common shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-43107), filed with the Commission on February 5, 2026, together with any amendment thereto filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished (except for documents or information deemed to have been specifically incorporated by reference as discussed in (b) above) to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Canada Business Corporations Act, as amended (the “Canada Business Corporations Act”).

Section 124 of the Canada Business Corporations Act, provides, in part, as follows:

Indemnification

124 (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

Limitation

(3) A corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Indemnification in derivative actions

(4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsection (3).

Insurance

(6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(7) A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

Notice to director

(8) An applicant under subsection (7) shall give the director notice of the application and the director is entitled to appear and be heard in person or by counsel.

Other notice

(9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Nothing in the articles of incorporation, by-laws or resolutions of the Registrant limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to Section 124 of the Canada Business Corporations Act.

The Registrant maintains a policy of directors’ and officers’ liability insurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1*	Articles of Amendment, Articles of Amalgamation, and By-Law No. 1
4.2*	By-Law No. 2
4.3*	Specimen Common Shares Certificate
5.1*	Opinion of Mintz LLP
23.1*	Consent of Mintz LLP (contained in Exhibit 5.1 hereto)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of Attorney (included on the signature page hereto)
99.1*	Satellos Bioscience Inc. Second Amended and Restated Stock Option Plan (2023) and Forms of Agreement
99.2*	Satellos Bioscience Inc. Omnibus Equity Incentive Plan and Forms of Agreement
107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 27, 2026.

SATELLOS BIOSCIENCE INC.

By:	/s/ Elizabeth Williams, CPA, CA
Name: Elizabeth Williams, CPA, CA
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Gleeson, MBA and Elizabeth Williams, CPA, CA, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Gleeson, MBA	President Chief Executive Officer	March 27, 2026
Frank Gleeson, MBA	(Principal Executive Officer)

/s/ Elizabeth Williams, CPA, CA	Chief Financial Officer	March 27, 2026
Elizabeth Williams, CPA, CA	(Principal Financial and Accounting Officer)

/s/ Geoff Mackay	Chairman of the Board of Directors	March 27, 2026
Geoff Mackay

/s/ Franklin M. Berger, CFA	Director	March 27, 2026
Franklin M. Berger, CFA

/s/ Brian Bloom	Director	March 27, 2026
Brian Bloom

/s/ Stephanie Brown, MBA	Director	March 27, 2026
Stephanie Brown, MBA

/s/ Iris Loew-Friedrich, M.D., Ph.D.	Director	March 27, 2026
Iris Loew-Friedrich, M.D., Ph.D.

/s/ Selwyn Ho, MBBS	Director	March 27, 2026
Selwyn Ho, MBBS

/s/ Adam Mostafa	Director	March 27, 2026
Adam Mostafa

/s/ Mark Nawacki, MBA, CPA	Director	March 27, 2026
Mark Nawacki, MBA, CPA

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, on March 27, 2026.

SATELLOS BIOSCIENCE US, INC.
(Authorized Representative in the United States)

By:	/s/ Frank Gleeson, MBA
Name: Frank Gleeson, MBA
Title: President and Chief Executive Officer